Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Maurice Wiener

Phone: (305) 854-6803

HMG/Courtland Properties, Inc. Announces $500,000 Share Repurchase Program

Coconut Grove, Florida, December 23, 2014 ─ HMG/Courtland Properties, Inc. (NYSE Amex: HMG) today announced that on December 19, 2014 its Board of Directors authorized an increase in its share repurchase program. Under the program, HMG is now authorized to purchase up to $500,000 of its outstanding shares of common stock in open market and privately negotiated transactions. To date HMG has repurchased $168,900 of shares which have been retired into treasury under this program. The program will be in place through the end of HMG's 2015 fiscal year.

Forward-Looking Statements

This release contains "forward-looking statements" that reflect the company's current expectations about its future plans, including share repurchases. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the company. Please refer to the company's most recent Form 10-K and subsequent filings for a further discussion of these risks and uncertainties. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.